UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Poniard Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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Poniard Pharmaceuticals Adjourns Annual Meeting of Shareholders

Meeting to Reconvene on July 8, 2011 to Consider Reverse Stock Split Proposal

SAN FRANCISCO, Calif. – June 9, 2011 – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD) announced today that it convened its annual meeting of shareholders on June 9, 2011 and, following reelection of all current directors and ratification of Ernst & Young as its auditors for 2011, adjourned the meeting until 9:00 a.m., Pacific Time, on July 8, 2011, to solicit additional proxies to vote in favor of a proposal authorizing the Company’s board of directors, in its discretion, to effect a reverse stock split in the range of 1-for-15 to 1-for-25. The reconvened meeting will be held at the Company’s executive offices, 750 Battery Street, Suite 330, San Francisco, CA 94111. Valid proxies submitted by Company shareholders in connection with the June 9 meeting will continue to be valid for the purposes of the reconvened meeting.

The Company presented the reverse stock split proposal to regain compliance with The Nasdaq Capital Market $1.00 minimum bid price requirement. If the proposal is not approved, the Company believes that its common stock may be delisted from The Nasdaq Capital Market, which would adversely impact the marketability of its common stock and significantly limit its strategic options.

Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have recommended that shareholders vote “FOR” the proposal.

The reverse stock split proposal must be approved by a majority of the Company’s common shares outstanding. All shareholders of record as of April 11, 2011 are entitled to vote. To date, approximately 41.7 percent of the Company’s common shares outstanding and entitled to vote have voted in favor of the reverse stock split proposal, approximately 3.4 percent of shares have voted against the proposal, and approximately 54.9 percent have abstained or not yet returned proxies.

Poniard shareholders are encouraged to read the definitive proxy statement which includes a comprehensive review of the reverse stock split proposal. Poniard’s board of directors unanimously recommends that Company shareholders vote “FOR” the proposal.

How to Vote Your Shares

The Company urges all shareholders to vote as soon as possible:

•

By Phone: Call toll-free 800-454-8683 (beneficial shareholders) or 866-540-5760 (registered shareholders) and have your control number as listed on the voting instruction form ready and follow the simple instructions;

•

Over the Internet: Shareholders may also cast their votes on the internet at www.proxyvote.com (beneficial shareholders) or www.proxyvoting.com/pard (registered shareholders) as long as they know their proxy control number on their notice of internet availability or proxy card;

•	Through Their Stockbroker: Shareholders may also contact their stockbrokers for help with casting their votes;

•	By Mail: Shareholders may vote by mailing in the proxy card they received with their Proxy Statement; or

•

In Person: Shareholders may vote by attending the annual meeting in person on Friday, July 8, 2011 at 9:00 a.m. Pacific Time at the Company’s executive offices, 750 Battery Street, Suite 330, San Francisco, CA, 94111.

Votes submitted by phone or over the internet must be received by 11:59 p.m. Eastern Time on July 7, 2011. Please note that voting by phone or internet may require that you have your proxy control number available. This number is printed on the notice of internet availability of proxy materials or proxy card mailed to you.

Shareholders who need assistance voting their shares (including those who do not have their proxy control number) should contact D.F. King & Co., Inc. at 800-967-7635.

Additional Information

The discussion in this press release of the Company’s proposal to authorize a reverse stock split is qualified in its entirety by the description of the reverse stock split proposal (Proposal 3) contained in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission (SEC) on April 27, 2011. BEFORE VOTING, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SPECIFICALLY INCLUDING THE DESCRIPTION OF THE REVERSE STOCK SPLIT PROPOSAL CONTAINED THEREIN. The Proxy Statement is available free of charge at www.sec.gov or by calling D.F. King & Co., Inc. at 800-967-7635. In addition, investors and security holders can obtain free copies of the Proxy Statement by contacting Poniard at 750 Battery Street, Suite 330, San Francisco, CA 94111, Attn: Investor Relations, or at www.poniard.com.

Participants in the Solicitation

Poniard and its officers, directors, employees and certain other persons may be deemed to be participants in the solicitation of proxies of company shareholders in connection with the reverse stock split proposal to be voted on at the reconvened meeting, or any further adjournment thereof. Information regarding such individuals, their interests in such proposals, and their participation in the solicitation is set forth in the Proxy Statement.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This release contains forward-looking statements describing, among other things, the Company’s plan to effect a reverse stock split in a defined range and the Company’s belief that a reverse stock split may enable it to regain compliance with The Nasdaq Capital Market minimum bid price requirement and avoid delisting. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, Nasdaq and the Company’s shareholders and the risks and uncertainties inherent in the Company’s business, including those described in the

Company’s current and periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2011 Poniard Pharmaceuticals, Inc. All Rights Reserved.

For Further Information:

Investors:

Kristian Klein

D.F. King & Co., Inc.

(212) 232-2247

kklein@dfking.com

Media:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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